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                                                                    EXHIBIT 23.3


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



         We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Numbers 33-96242, 333-4658 and 33-90624) of DeepTech International Inc. ("DeepTech") of our reserve report dated as of June 30, 1996, and to all references to our firm appearing in this Annual Report on Form 10-K of DeepTech for the fiscal year ended June 30, 1996.





                                 NETHERLAND, SEWELL & ASSOCIATES, INC.




                                 By: /s/ FREDERIC D. SEWELL
                                    ------------------------------------
                                    Frederic D. Sewell
                                    President


Dallas, Texas
September 27, 1996